UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2008

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota

1-9595

41-0907483

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota		55423
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On December 16, 2008, Best Buy Co., Inc. (“Best Buy” or the “registrant”) issued a news release announcing its results of operations for the third quarter ended November 29, 2008. The registrant also updated its financial outlook for the fiscal year ending February 28, 2009, in the news release.

The registrant is scheduled to conduct an earnings conference call at 10 a.m. Eastern Time on December 16, 2008. The earnings conference call is expected to be available live on the registrant’s Web site at www.BestBuy.com — select the “For Our Investors” link.

The news release issued on December 16, 2008, is furnished as Exhibit No. 99 to this Current Report on Form 8-K. Best Buy Co., Inc.’s Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit No. 99 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that section. The information in Item 2.02 of this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 8.01 Other Events.

As reported in the registrant’s December 16, 2008, news release, the registrant reported the following financial results for its fiscal third quarter ended November 29, 2008:

Third-Quarter Performance Summary

(U.S. dollars in millions, except per share amounts)

	Three Months Ended
	Nov. 29, 2008	Dec. 1, 2007
Revenue	$11,500	$9,928
Comparable store sales % change	(5.3%)	6.7%
Operating income	$274	$351
Net earnings	$52	$228
Diluted earnings per share	$0.13	$0.53

In addition, as reported in the news release, on December 15, 2008, the registrant began offering an enhanced voluntary separation package to nearly all of its corporate employees, which will be offered until January 5, 2009. Depending on the outcome of the enhanced voluntary separation program, involuntary reductions may also be required.

Finally, the registrant announced its plans to reduce capital spending in fiscal 2010 by approximately 50%, or a reduction of approximately $600 million, compared with $1.2 billion in projected capital expenditures in fiscal 2009.  In addition, the registrant’s goal is to reduce certain selling, general and administrative expenses (SG&A) in fiscal 2010 with SG&A not expected to grow by more than 2%, excluding the annualization of Best Buy Europe.

Some of the matters discussed in this Current Report on Form 8-K (including Exhibit 99) constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of the registrant and its management.  The registrant’s business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to, those factors set forth in the press release attached hereto as Exhibit 99 and the risk factors set forth in the registrant’s filings with the SEC, which includes Item 1A, Risk Factors, of our Annual Report on Form 10-K for the fiscal year ended March 1, 2008.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following is furnished as an Exhibit to this Report.

Exhibit No.	Description of Exhibit
99

News release issued December 16, 2008 (furnished pursuant to Item 2.02). Any internet addresses provided in this release are for information purposes only and are not intended to be hyperlinks. Accordingly, no information in any of these internet addresses is included herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: December 16, 2008	By:	/s/ SUSAN S. GRAFTON
Susan S. Grafton
Vice President, Controller and Chief Accounting Officer